Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Southern Company Gas and Southern Company Gas Capital Corporation of our report dated February 14, 2018 relating to the financial statements of Southern Natural Gas Company, L.L.C., which appears in Southern Company Gas' Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas
May 2, 2019